UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2025

COHERUS BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36721	27-3615821
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

333 Twin Dolphin Drive, Suite 600

Redwood City, CA 94065

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 649-3530

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	CHRS	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events

On January 28, 2025, Coherus BioSciences, Inc., a Delaware corporation (the “Company”), filed with the U.S. Securities and Exchange Commission (the “SEC”) a definitive proxy statement (the “Proxy Statement”) relating to the special meeting of stockholders (the “Special Meeting”) to be held on March 11, 2025, at 1:30 p.m. Pacific Time, to, among other things, approve the sale of the Company’s UDENYCA (pegfilgrastim-cbqv) franchise (the “Transaction”) to Intas Pharmaceuticals Ltd. (“Purchaser”), approve the Asset Purchase Agreement dated December 2, 2024 between the Company and Purchaser (the “Asset Purchase Agreement”), and approve the other transactions and ancillary documents contemplated by the Asset Purchase Agreement.

Litigation Relating to the Transaction

As of the date hereof, the Company has received a number of demand letters from purported stockholders (the “Demand Letters”) of the Company and, to the Company’s knowledge, four complaints have been filed with the Supreme Court of the State of New York (collectively referred to as the “Stockholder Actions”) with respect to the Transaction.

The Demand Letters and the Stockholder Actions allege that, among other things, the Proxy Statement contains certain disclosure deficiencies and/or incomplete information regarding the Transaction. Although the outcome of, or estimate of the possible loss or range of loss, from these matters cannot be predicted, the Company believes that the allegations contained in the Demand Letters and Stockholder Actions are entirely without merit.

The Company believes that no supplemental disclosures are required under applicable laws; however, in order to avoid the risk of the Demand Letters and the Stockholder Actions delaying the closing of the Transaction and minimize the expense of defending the Stockholder Actions, and without admitting any liability, violations or wrongdoing, the Company is voluntarily making certain disclosures below that supplement those contained in the Proxy Statement. These disclosures, and disclosures on certain other matters, are provided in this Current Report on Form 8-K (the “Form 8-K”). Nothing in this Form 8-K shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the disclosures set forth herein. To the contrary, the Company specifically denies all allegations in the Demand Letters and the Stockholder Actions, including that any additional disclosure was or is required.

It is possible that additional, similar demand letters or complaints may be received or filed, or the Stockholder Actions may be amended. The Company does not intend to announce the receipt or filing of each additional, similar demand letter, complaint or any amended complaint.

SUPPLEMENT TO THE PROXY STATEMENT

This supplemental information to the Proxy Statement should be read in conjunction with the Proxy Statement, which should be read in its entirety. All page references refer to pages in the Proxy Statement, and the defined terms used below, unless otherwise defined in this Form 8-K, have the meanings set forth in the Proxy Statement. Underlined text (e.g., underlined text) shows text being added to a referenced disclosure in the Proxy Statement and a strikethrough text (e.g., ~~strikethrough text~~) shows text being deleted from a referenced disclosure in the Proxy Statement.

Background of the Transaction

The disclosure in the Proxy Statement under the heading “Background of the Transaction” is hereby amended and supplemented as follows:

By adding the underlined disclosure to the paragraph beginning “During the period beginning on June 30, 2024, and continuing until July 16, 2024, …” on page 27 of the Proxy Statement:

During the period beginning on June 30, 2024, and continuing until July 16, 2024, at the direction of the Company management following discussions with the Board, representatives of J.P. Morgan formally initiated the UDENYCA sales process by contacting nine potential counterparties to solicit interest in a Potential Transaction, in addition to the Purchaser Parties and the five other parties initially contacted by Mr. Lanfear as detailed above. Following such outreach, neither Company management nor J.P. Morgan reached out to any additional parties due to the judgment of Company management and J.P. Morgan that all plausible counterparties had been contacted. Of all parties initially contacted, nine parties did not respond to initial outreach or indicated that they were not interested in a Potential Transaction following initial contact, either because of a lack of synergies, financial considerations, or a desire to pursue alternative opportunities, or did not provide a reason for their decision not to pursue a Potential Transaction. Six parties, including the Purchaser Parties, executed non-disclosure agreements with the Company, all of which included a one-year “standstill” provision, which generally restricts the applicable party and certain of its related persons from acquiring securities of the Company or otherwise seeking to control or influence the Company or the Board and which do not include a “don’t ask, don’t waive” provision. The Initial Accord Confidentiality Agreement did not include a “standstill” provision but was amended on July 11, 2024 to include such a provision. Of the “standstill” provisions, two (including with Accord) included a fall-away provision (which provides for the expiration of the applicable restrictions upon the occurrence of certain events) upon the entry into a definitive agreement with respect to certain acquisition transactions, including a sale of UDENYCA, and one included a fall-away provision upon consummation of certain acquisition transactions, including a sale of UDENYCA. The three parties with “standstill” provisions that did not contain such fall-away provisions either (i) chose not to submit a non-binding offer, (ii) withdrew from the sale process due to financial considerations, to focus on other strategic opportunities, or due to concerns regarding the Temporary Supply Interruption (as defined below), and/or (iii) submitted non-binding proposals containing consideration substantially less than the consideration agreed to by the Purchaser Parties. The non-disclosure agreements with “standstill” provisions that did not contain fall-away provisions do not prohibit such parties from privately requesting a waiver or release of such standstill obligations. The Asset Purchase Agreement allows the Company to grant a waiver or release under any such standstill agreement (including the standstill provision with a fall-away provision that terminates upon consummation of a sale of UDENYCA) if the Board determines in good faith (after consultation with its outside legal counsel) that the failure to take such action would be inconsistent with its fiduciary duties under applicable law.

The disclosure in the Proxy Statement under the heading “Opinion of the Financial Advisor to the Company—Public Trading Multiples” is hereby amended in its entirety as follows:

Public Trading Multiples. Using publicly available information, J.P. Morgan compared selected financial data of the UDENYCA Business with similar data for selected publicly traded companies engaged in businesses that J.P. Morgan judged to be sufficiently analogous to the UDENYCA Business (or aspects thereof). ~~The companies selected by J.P. Morgan were as follows:~~

~~i)~~	~~Organon & Co.~~
~~ii)~~	~~Supernus Pharmaceuticals, Inc.~~
~~iii)~~	~~Ani Pharmaceuticals, Inc.~~
~~iv)~~	~~UroGen Pharma Ltd.~~
~~v)~~	~~Mersana Therapeutics, Inc.~~
~~vi)~~	~~ADC Therapeutics SA~~
~~vii)~~	~~Heron Therapeutics, Inc.~~

~~viii)~~	~~Coherus BioSciences, Inc.~~

These companies were selected, among other reasons, by J.P. Morgan because they are publicly traded companies with operations and businesses that, for the purposes of J.P. Morgan’s analysis, J.P. Morgan considered to be similar to those of the UDENYCA Business. However, certain of these companies may have characteristics that are materially different from those of the Company. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the selected companies differently than they would affect the UDENYCA Business.

Using publicly available information, J.P. Morgan calculated, for each selected company, the multiple of the firm value (the “FV”) (calculated as equity value, plus or minus, as applicable, net debt or net cash) to the analyst consensus estimates of calendar year 2025 revenues for the applicable company (the “FV/2025E Revenue”). The companies selected by J.P. Morgan for its analyses, and the FV/2025E Revenue for each company, were as follows:

Company	FV/2025E Revenue
Organon & Co. Supernus Pharmaceuticals, Inc. Ani Pharmaceuticals, Inc. UroGen Pharma Ltd. Mersana Therapeutics, Inc. ADC Therapeutics SA Heron Therapeutics, Inc. Coherus BioSciences, Inc.	1.9x 2.7x 2.5x 3.7x 5.7x 1.2x 1.8x 1.1x

Based on the results of this analysis, J.P. Morgan selected a FV/2025E Revenue reference range for the UDENYCA Business of 1.1x to 5.7x. J.P. Morgan then applied such reference range to the UDENYCA Business’s risk-adjusted projected revenue for fiscal year 2025 provided in the section titled “Certain Company Prospective Financial Information provided by the Company to the Purchaser Parties.” The analysis indicated a range of implied FV for the UDENYCA Business (rounded to the nearest $5 million) of approximately $205 million to $1,060 million, which J.P. Morgan compared to the implied value of the Consideration of approximately $530 million (the “Implied Consideration”), calculated based on the sum of (i) the up-front consideration (excluding the Earnout Payments) of approximately $483 million and (ii) the risk-adjusted net present value of the Earnout Payments of approximately $47 million, calculated based on the maximum Earnout Payments of $75 million, estimates of the probability of payment of the Earnout Payments and the timing of the Earnout Payments provided by the Company’s management and applying a 13.25% discount rate to such estimated payments.

The disclosure in the Proxy Statement under the heading “Opinion of the Financial Advisor to the Company—Selected Transaction Analysis” is hereby amended in its entirety as follows:

Selected Transactions Analysis. Using publicly available information, J.P. Morgan compared selected financial data of the UDENYCA Business with similar data for selected public transactions that J.P. Morgan judged to be sufficiently analogous to the proposed Transaction (or aspects thereof). ~~The following transactions selected by J.P. Morgan were as follows:~~

~~Announcement Date~~	~~Acquiror~~	~~Target~~
~~June 23, 2022~~	~~Patient Square Capital/Gurnet Point Capital~~	~~Radius Health, Inc.~~
~~April 13, 2022~~	~~Halozyme Therapeutics, Inc.~~	~~Antares Pharma, Inc.~~
~~October 11, 2021~~	~~Pacira Biosciences, Inc.~~	~~Flexion Therapeutics, Inc.~~
~~October 11, 2021~~	~~Supernus Pharmaceuticals, Inc.~~	~~Adamas Pharmaceuticals, Inc.~~
~~October 1, 2020~~	~~Covis Group S.à r.l.~~	~~AMAG Pharmaceuticals, Inc.~~

These transactions were selected, among other reasons, by J.P. Morgan because certain aspects of the transactions, for the purposes of J.P. Morgan’s analysis, may be considered similar to the proposed Transaction. However, certain of these transactions may have characteristics that are materially different from those of the proposed Transaction. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the transactions differently than they would affect the proposed Transaction.

Using publicly available information, J.P. Morgan calculated, for each selected transaction, the multiple of the target company’s FV implied in the relevant transaction to the target company’s last reported revenue for the 12 months immediately preceding the announcement of the transaction for the applicable transaction (the “FV/LTM Revenue”). The transactions selected by J.P. Morgan for its analyses, and the FV/LTM Revenue for each transaction, were as follows:

Announcement Date	Acquiror	Target	FV/LTM Revenue
June 23, 2022	Patient Square Capital/Gurnet Point Capital	Radius Health, Inc.	3.6x
April 13, 2022	Halozyme Therapeutics, Inc.	Antares Pharma, Inc.	5.1x
October 11, 2021	Pacira Biosciences, Inc.	Flexion Therapeutics, Inc.	5.6x
October 11, 2021	Supernus Pharmaceuticals, Inc.	Adamas Pharmaceuticals, Inc.	4.8x
October 1, 2020	Covis Group S.à r.l.	AMAG Pharmaceuticals, Inc.	2.2x

Based on the results of this analysis, J.P. Morgan selected a FV/LTM Revenue reference range for the UDENYCA Business of 2.2x to 5.6x. J.P. Morgan then applied such reference range to the UDENYCA Business’s projected risk-adjusted revenue for the 12 months ending March 31, 2025 provided in the section titled “Certain Company Prospective Financial Information provided by the Company to the Purchaser Parties”. The analysis indicated a range of implied FV for the UDENYCA Business (rounded to the nearest $5 million) of approximately $400 million to $1,025 million, which J.P. Morgan compared to the Implied Consideration.

The disclosure in the Proxy Statement under the heading “Certain Company Prospective Financial Information provided by the Company to the Purchaser Parties” is hereby amended and supplemented as follows:

By adding the underlined disclosure as well as the table immediately following the underlined disclosure as a new paragraph immediately before the paragraph beginning “The material estimates and assumptions made by Company management in connection with the preparation of the projections include…” on page 49 of the Proxy Statement:

The following table summarizes the unlevered free cash flows, including the associated line items, that the UDENYCA Business was expected to generate from fiscal year 2025 through fiscal year 2029, prepared by Company management and approved by the Board, that was used by J.P. Morgan to conduct its discounted cash flow analysis for the purpose of determining an implied net present value for the UDENYCA Business as described above in the section titled “— Opinion of the Financial Advisor to the Company—Discounted Cash Flow Analysis.”

	Year Ended December 31,
UDENYCA (in millions)	2025E	2026E	2027E	2028E	2029E	Terminal year
Revenue	$186	$264	$255	$245	$240	$180
Gross profit	115	187	188	179	174	135
Earnings Before Interest and Taxes (EBIT)	68	142	155	146	141	110
(-) Taxes	(17)	(36)	(39)	(36)	(35)	(27)
Net Operating Profit After Tax	51	107	116	109	106	82
(+) Depreciation and Amortization	9	13	12	12	11	9
(-) Capital Expenditures	(9)	(13)	(13)	(12)	(12)	(9)
(-) Change in Net Working Capital	-	(8)	1	1	-	6
Unlevered Free Cash Flows	$51	$98	$116	$110	$105	$88

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 4, 2025	COHERUS BIOSCIENCES, INC.

	By:	/s/ Dennis M. Lanfear
	Name:	Dennis M. Lanfear
	Title:	Chief Executive Officer